Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed balance sheet combines the historical unaudited consolidated balance sheet of the FGX International Holdings Limited (the “Company”) as of October 4, 2008 and the historical balance sheet of Dioptics Medical Products, Inc. (“Dioptics”) as of September 30, 2008 giving effect to the acquisition and related events, including the separation of all business, assets and liabilities of Dioptics’ wholly-owned subsidiaries, as if the events had been consummated on October 4, 2008.

The unaudited pro forma combined condensed statements of operations for the nine months ended October 4, 2008 and the fiscal year ended December 29, 2007 give pro forma effect to the acquisition and related events as if the events had been consummated on December 31, 2006.  The unaudited pro forma combined condensed statement of operations for the nine months ended October 4, 2008 was prepared by combining the Company’s historical unaudited statement of operations for the nine months ended October 4, 2008 and Dioptics’ historical unaudited statement of operations for the nine months ended September 30, 2008.  The unaudited pro forma combined condensed statement of operations for the fiscal year ended December 29, 2007 was prepared by combining the Company’s historical statement of operations for the fiscal year ended December 29, 2007 and Dioptics’ historical statement of operations for the fiscal year ended September 30, 2007.  As a result of the difference in fiscal year end dates, the historical operating results of Dioptics’ for the three-month period from October 1, 2007 through December 31, 2007 have been excluded from the pro forma financial statements presented.  Unaudited net sales and net income for Dioptics for the three-month period ended December 31, 2007 were $6,383 and $461, respectively.

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of future results of the combined companies.  The pro forma information is based on preliminary estimates and assumptions.  Income taxes do not reflect the amounts that would have resulted had the Company and Dioptics filed consolidated income tax returns during the periods presented.  Furthermore, the pro forma information does not reflect the impact of any operating efficiencies that might result from combining the companies, and no assurances can be given that any such efficiencies will be realized.

The pro forma adjustments to Dioptics’ assets and liabilities and the allocation of the purchase price are preliminary and are based on Company management’s estimates of the fair values of the assets acquired and liabilities assumed.  Work performed by independent valuation specialists has been considered in Company management’s estimates of fair values reflected in the unaudited pro forma combined condensed financial statements.  The final purchase price is subject to certain post-closing adjustments.  Any adjustments may change the allocation of the purchase price, which could affect the fair value assigned to assets and liabilities and could result in a change to the unaudited pro forma combined condensed financial statements presented herein.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the nine months ended October 4, 2008

(in thousands, except per share amounts)

	Historical	Historical	Pro Forma	Note	Pro Forma
	FGX	Dioptics	Adjustments	2	Combined

Net sales	$189,891	$26,227	$(497)	a	$215,621
Cost of goods sold	87,243	12,469	(497)	a	99,215

Gross profit	102,648	13,758	—		116,406
Operating expenses:
Selling expenses	58,652	3,121	—		61,773
General and administrative expenses	18,844	5,475	(63)	b	24,256
Amortization of acquired intangibles	3,886	235	(235)	c	4,649
			763	d
Operating income	21,266	4,927	(465)		25,728
Other income (expense):
Interest expense	(4,700)	(11)	(962)	e	(5,673)
Other income (expense), net	(144)	127	—		(17)

Income before income taxes and minority interest	16,422	5,043	(1,427)		20,038

Income tax expense (benefit)	5,869	2,096	(557)	f	7,408

Income before minority interest	10,553	2,947	(870)		12,630

Minority interest expense	370	—	—		370

Net income	$10,183	$2,947	$(870)		$12,260

Basic earnings per share	$0.48			g	$0.55
Diluted earnings per share	$0.48			g	$0.55

Basic weighted average shares outstanding	21,225			g	22,177
Diluted weighted average shares outstanding	21,361			g	22,313

Unaudited Pro Forma Combined Condensed Statement of Operations

For the fiscal year ended December 29, 2007

(in thousands, except per share amounts)

	Historical	Historical
	FGX	Dioptics	Pro Forma	Note	Pro Forma
	12/29/2007	9/30/2007	Adjustments	2	Combined

Net sales	$240,463	$31,976	$(639)	a	$271,800
Cost of goods sold	110,032	16,482	(639)	a	125,875

Gross profit	130,431	15,494	—		145,925
Operating expenses:
Selling expenses	68,727	3,444	—		72,171
General and administrative expenses	21,183	7,276	(85)	b	28,374
Amortization of acquired intangibles	6,172	145	(145)	c	7,236
			1,064	d
Abandoned lease charge	4,407	—	—		4,407
Operating income	29,942	4,629	(834)		33,737

Other income (expense):
Interest expense	(24,710)	(187)	(1,283)	e	(26,180)
Other income (expense), net	117	307	—		424

Income before income taxes and minority interest	5,349	4,749	(2,117)		7,981

Income tax expense	294	2,001	(826)	f	1,469

Income before minority interest	5,055	2,748	(1,291)		6,512

Minority interest expense	347	—	—		347

Net income	$4,708	$2,748	$(1,291)		$6,165

Basic earnings per share	$0.30			g	$0.36
Diluted earnings per share	$0.29			g	$0.36

Basic weighted average shares outstanding	15,941			g	16,893
Diluted weighted average shares outstanding	16,010			g	16,962

Unaudited Pro Forma Combined Condensed Balance Sheet

October 4, 2008

(in thousands)

	Historical	Historical	Pro Forma	Note	Pro Forma
	FGX	Dioptics	Adjustments	2	Combined
ASSETS
Current assets:
Cash	$1,969	$9,290	$35,044	h	$9,807
			(36,496)	i
Accounts receivable, less allowances	37,789	3,181	—		40,970
Inventories	34,486	2,469	—		36,955
Prepaid expenses and other current assets	13,745	510	—		14,255
Deferred tax assets	11,026	919	—		11,945

Total current assets	99,015	16,369	(1,452)		113,932

Property, plant and equipment, net	19,991	1,432	(478)	j	20,945
Other assets:
Goodwill	25,357	754	(754)	k	30,861
			5,504	l
Intangible assets, net of accumulated amortization	40,981	1,196	(1,196)	m	70,281
			29,300	n
Other assets	7,433	231	—		7,664

Total assets	$192,777	$19,982	$30,924		$243,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$10,000	$—	$35,044	h	$45,044
Current maturities of long-term obligations	13,305	79	—		13,384
Accounts payable	21,583	1,863	—		23,446
Accrued expenses	20,212	2,806	—		23,018
Accrued income taxes	25	761	—		786

Total current liabilities	65,125	5,509	35,044		105,678

Long-term obligations, less current maturities	81,666	7	—		81,673
Deferred tax liabilities	9,307	437	—		9,744
Other long term liabilities	8,034	—	—		8,034
Minority interest	1,533	—	—		1,533

Shareholders’ equity:
Common stock	—	2	(2)	o	—
Additional paid-in capital	96,406	5,882	(5,882)	o	106,315
			9,909	p
Accumulated other comprehensive income	313	—	—		313
Retained earnings (Accumulated deficit)	(67,094)	8,145	(8,145)	o	(67,094)
Treasury stock, at cost	(2,513)	—	—		(2,513)

Total shareholders’ equity	$27,112	$14,029	$(4,120)		$37,021

Total liabilities and shareholders’ equity	$192,777	$19,982	$30,924		$243,683

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(in thousands)

1.              Description of Transaction and Basis of Presentation

On November 26, 2008, FGX International Holdings Limited (the “Company”) and its subsidiary, FGX International Inc. (“FGX International”), completed the acquisition of Dioptics Medical Products, Inc. (“Dioptics”), whereby Dioptics became a wholly-owned subsidiary of FGX International (the “Acquisition”).  Pursuant to a stock purchase agreement, the Company acquired all of the issued and outstanding capital stock of Dioptics from the selling shareholders in exchange for aggregate consideration, subject to certain post-closing adjustments, consisting of approximately $35,044 in cash and 952 of the Company’s ordinary shares valued at approximately $9,909.

The aggregate purchase price of the Acquisition is approximately $46,405, estimated as follows:

Value of shares issued	$9,909
Cash consideration	35,044
Transaction costs	1,452
Total	$46,405

The estimated preliminary allocation of the purchase price as of November 26, 2008 is summarized below:

Cash	$2,174
Other current assets	9,732
Property and equipment	917
Identifiable intangible assets	29,300
Goodwill	21,392
Other assets	101
Current liabilities	(5,257)
Deferred tax liability	(11,954)
Net assets	$46,405

The value of the Company’s ordinary shares used in determining the purchase price was $10.404 per share based on the average closing price of the stock for the two days before, the day of and two days after the Acquisition.

2.              Pro Forma Adjustments

Pro Forma Statements of Operations Adjustments

(a)	Reflects elimination of sales and cost of goods sold between the Company and Dioptics.

(b)	Reflects reversal of amortization of Dioptics’ historical value of leasehold improvements that reverted to the building owner when a new lease was negotiated in connection with the Acquisition.

(c)	Reflects reversal of amortization of Dioptics’ historical value of identifiable intangible assets.

(d)

Reflects amortization of the acquired Dioptics identifiable intangible assets based on the estimated fair values assigned to these assets on the date of acquisition and estimated useful lives of 10 years and 8 years for patents and customer relationships, respectively.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(in thousands)

(e)

Reflects incremental interest expense due to additional borrowings of $35,044 to finance the cash portion of the Acquisition. An estimated interest rate of 3.66% was based on the actual interest rate applicable to the revolving line of credit immediately after the Acquisition.

(f)	Represents the tax effect of the pro forma at an estimated rate of 39%, which approximates combined applicable federal and state tax rates.

(g)	Pro forma basic and diluted earnings per share have been adjusted to include shares issued in conjunction with the Acquisition as follows:

	Nine Months
	Ended	Year Ended
	October 4,	December 29,
	2008	2007
Basic
Shares used to calculate FGX historical basic earnings per share	21,225	15,941
Shares issued in connection with the Acquisition	952	952
Shares used to calculate pro forma basic earnings per share	22,177	16,893

Diluted
Shares used to calculate FGX historical diluted earnings per share	21,361	16,010
Shares issued in connection with the Acquisition	952	952
Shares used to calculate pro forma diluted earnings per share	22,313	16,962

Pro Forma Balance Sheet Adjustments

(h)	Reflects borrowings to finance the cash portion of the Acquisition.

(i)	Reflects the cash portion of the purchase price, including $35,044 paid to the selling shareholders and $1,452 of transaction costs.

(j)	Reflects the net book value of Dioptics’ historical value of leasehold improvements, which reverted to the building owner when a new lease was negotiated in connection with the Acquisition.

(k)	Reflects reversal of Dioptics’ historical value of goodwill.

(l)

Reflects the portion of the purchase price that would have been allocated to goodwill based on Dioptics net assets at September 30, 2008. See note 1 for estimated preliminary allocation of the purchase price at the Acquisition date.

(m)	Reflects reversal of Dioptics’ historical value of identifiable intangible assets.

(n)

Reflects the portion of the purchase price preliminarily allocated to Dioptics’ identifiable intangible assets, including $2,700 allocated to patents, $5,000 allocated to customer relationships and $21,600 allocated to trademarks.

(o)	Reflects elimination of Dioptics’ historical equity.

(p)	Reflects the fair value of the Company’s ordinary shares issued as a portion of the purchase price.